UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 15, 2014

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA		94089
(Address of principal executive offices)		(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 15, 2014, Cepheid and James Post, Cepheid’s former Executive Vice President, North American Commercial Operations, entered into an agreement regarding the terms of Mr. Post’s separation from Cepheid (the “Separation Agreement”). The Separation Agreement provides that Cepheid will provide Mr. Post with the following benefits and includes a customary release of claims:

•	separation payment in the amount of $425,000, which equals one year of Mr. Post’s annual base salary;

•	payment of Mr. Post’s target bonus of $255,000 under Cepheid’s 2014 Corporate Incentive Plan; and

•	payment of the employer portion of the COBRA premium to continue Mr. Post’s existing health benefits under COBRA for 12 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: November 20, 2014	By:	/s/ Andrew D. Miller
Name: Andrew D. Miller
Title: Executive Vice President, Chief Financial Officer